EXHIBIT 99.1

     SUPERCONDUCTOR TECHNOLOGIES INC. ANNOUNCES SECOND QUARTER 2006 RESULTS

    SANTA BARBARA, Calif., Aug. 10 /PRNewswire-FirstCall/ -- Superconductor Technologies Inc. (Nasdaq: SCON) ("STI"), a leading provider of high performance infrastructure products for wireless voice and data applications, today announced results for the quarter and six months ended July 1, 2006.

    Total net revenues for the second quarter were $5.0 million, compared to $4.8 million in the first quarter of 2006 and $8.6 million in the year ago second quarter. Net commercial product revenues for the second quarter were $3.9 million, compared to $4.5 million in the first quarter of 2006 and $7.6 million in the second quarter of 2005. Government and other contract revenue totaled $1.1 million during the 2006 second quarter, compared to $342,000 in the first quarter of 2006 and $972,000 during the year ago period.

    Net loss for the second quarter totaled $22.7 million. The net loss includes a non-cash charge of $20.1 million to write-off all the goodwill from the acquisition of Conductus in December 2002. Because its market capitalization had fallen below the book value of its net assets, the company is performing an evaluation of all its assets and currently estimates that the goodwill is fully impaired under FAS No. 142. The company expects to complete its evaluation during the third quarter and may adjust its estimate. Excluding the goodwill impairment charge, net loss for the second quarter was $2.6 million. This compares to a net loss of $3.2 million for the first quarter of 2006 and a net loss of $2.0 million in the second quarter of 2005. Net loss, including the goodwill charge, was $1.82 per diluted share for the second quarter, compared to a net loss of $0.26 per diluted share in the first quarter of 2006 and a net loss of $0.19 per diluted share in the second quarter of 2005.

    "As compared to the first quarter 2006, total net revenues this quarter were up slightly. However, comparisons to last year's second quarter revenue were somewhat skewed by a large order from a major wireless carrier we shipped in that quarter. This order formed the basis of our continued work with the carrier on its 3G (EV-DO) roll-out. Although commercial sales were less than anticipated this quarter, we continue to successfully execute our strategy to diversify our customer base and broaden the exposure of our solutions to new markets within our existing customer base. We continue to be excited about our future prospects," said Jeff Quiram, STI's president and chief executive officer.

    For the first half of 2006, total net revenues were $9.9 million, compared to $12.9 million for the first half of 2005. Net commercial product revenues for the first half of 2006 were $8.4 million, compared to $11.3 million in the year ago period. The company recorded $1.4 million in government and other contract revenues for the first half of 2006, compared to $1.5 million for the first half 2005. The net loss for the first half of 2006, which includes the non-cash goodwill impairment charge of $20.1 million, was $25.9 million, compared to $7.6 million for the prior year's first half. Excluding the non-cash goodwill impairment charge, net loss for the first half was $5.8 million. The net loss for the first half of 2006, including the goodwill charge, was $2.07 per diluted share, compared to $0.70 per diluted share in the first half of 2005.

    As of July 1, 2006, STI had $12.6 million in working capital, including $7.1 million in cash and cash equivalents.

    Investor Conference Call

    STI will host an investor conference call today at 1:30 p.m. Pacific Time, August 10, 2006. The call will be accessible live by dialing 800-257-7087. A replay will be available until August 14, 2006 by dialing 800-405-2236, pass code 11066469#. The call will also be simultaneously webcast and available on STI's web site at http://www.suptech.com.

    About Superconductor Technologies Inc. (STI)

    Superconductor Technologies Inc., headquartered in Santa Barbara, CA, is a leading provider of high performance infrastructure products for wireless voice and data applications. STI's SuperLink(R) solution increases capacity utilization, lowers dropped and blocked calls, extends coverage, and enables faster wireless data rates. Its AmpLink(TM) solution enhances the performance of wireless base stations by improving receiver sensitivity and geographic coverage.

    SuperLink and AmpLink are trademarks of Superconductor Technologies Inc. in the United States and in other countries. For information about STI, please visit www.suptech.com.

    Safe Harbor Statement

    The press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, STI's views on future fundraising plans, profitability, revenues, market growth, capital requirements and new product introductions and any other statements identified by phrases such as "thinks," "anticipates," "believes," "estimates," "expects," "intends," "plans," "goals" or similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. For example, the financial results reported in this press release are based on certain assumptions and estimates made by management and are subject to adjustment prior to the filing of the company's Quarterly Report on Form 10-Q with the SEC. In addition, our decision to fully write-off the goodwill from the Conductus acquisition is based on preliminary estimates of our net assets and is subject to adjustment after completion of our analysis. Other factors and uncertainties include: fluctuations in product demand from quarter to quarter which can be significant; STI's ability to diversify its concentrated customer base; the impact of competitive filter products technologies and pricing; unanticipated decreases in the capital spending of wireless network operators; and manufacturing capacity constraints and difficulties. Forward- looking statements can be affected by many other factors, including, those described in the Risk Factors and the MD&A sections of its 2005 Annual Report on Form 10-K and most recent Form 10-Q. These documents are available online at STI's website, www.suptech.com, or through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward- looking statements.

    Contact

    For further information please contact please contact Investor Relations, Kirsten Chapman, invest@suptech.com, or Moriah Shilton, both of Lippert / Heilshorn & Associates, +1-415-433-3777, for Superconductor Technologies Inc.

                        SUPERCONDUCTOR TECHNOLOGIES INC.
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)

                                       Three Months Ended                   Six Months Ended
                                --------------------------------    --------------------------------
                                    July 2,           July 1,           July 2,           July 1,
                                     2005              2006              2005              2006
                                --------------    --------------    --------------    --------------
Net revenues:
  Net commercial
   product
   revenues                     $    7,581,000    $    3,932,000    $   11,349,000    $    8,422,000
  Government and
   other contract
   revenues                            972,000         1,088,000         1,543,000         1,430,000
  Sub license
   royalties                                --             1,000            15,000             9,000

    Total net
     revenues                        8,553,000         5,021,000        12,907,000         9,861,000

Costs and expenses:
  Cost of commercial
   product
   revenues                          5,801,000         3,658,000        10,000,000         7,516,000
  Contract research
   and development                   1,048,000           703,000         1,731,000         1,007,000
  Other research
   and development                     775,000           630,000         1,936,000         1,931,000
  Selling,
   general and
   administrative                    2,850,000         2,678,000         6,632,000         5,395,000
  Restructuring
   expenses and
   impairment charges                  144,000        20,107,000           228,000        20,107,000

    Total costs and
     expenses                       10,618,000        27,776,000        20,527,000        35,956,000

Loss from
 operations                         (2,065,000)      (22,755,000)       (7,620,000)      (26,095,000)

  Interest income                       53,000           107,000           110,000           234,000
  Interest expense                     (34,000)          (11,000)          (73,000)          (24,000)

    Net loss                    $   (2,046,000)   $  (22,659,000)   $   (7,583,000)   $  (25,885,000)

Basic and diluted
 loss per common
 share                          $        (0.19)   $        (1.82)   $        (0.70)   $        (2.07)

Weighted average
 number of common
 shares outstanding                 10,771,102        12,483,367        10,771,102        12,483,367

                        SUPERCONDUCTOR TECHNOLOGIES INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

                                                       December 31,        July 1,
                                                           2005             2006
                                                     ---------------   ---------------
                                                       (See Note)
                    ASSETS
Current Assets:
  Cash and cash equivalents                          $    13,018,000   $     7,095,000
  Accounts receivable, net                                 2,166,000         1,090,000
  Inventory, net                                           5,364,000         7,529,000
  Prepaid expenses and other current assets                  723,000           516,000
    Total Current Assets                                  21,271,000        16,230,000

Property and equipment, net of accumulated
 depreciation of $17,295,000 and
 $17,635,000, respectively                                 7,803,000         6,771,000
Patents, licenses and purchased technology,
 net of accumulated amortization of $1,065,000
 and $1,227,000, respectively                              2,514,000         2,445,000
Goodwill                                                  20,107,000                --
Other assets                                                 350,000           250,000
  Total Assets                                       $    52,045,000   $    25,696,000

        LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable                                         2,036,000         1,814,000
  Accrued expenses                                         1,998,000         1,774,000
  Current portion of capitalized lease
   obligations and long term debt                             19,000            20,000
    Total Current Liabilities                              4,053,000         3,608,000

  Capitalized lease obligations and
   long term-debt                                             14,000             4,000
  Other long term liabilities                                721,000           580,000
    Total Liabilities                                      4,788,000         4,192,000

Commitments and contingencies

Stockholders' Equity:
  Preferred stock, $.001 par value,
   2,000,000 shares authorized, none issued
   and outstanding                                                --                --
  Common stock, $.001 par value,
   250,000,000 shares authorized,
   12,483,367 shares issued and outstanding                   12,000            12,000
  Capital in excess of par value                         208,545,000       208,643,000
  Notes receivable from stockholder net                      (65,000)          (31,000)
  Accumulated deficit                                   (161,235,000)     (187,120,000)
    Total Stockholders' Equity                            47,257,000        21,504,000

    Total Liabilities and
     Stockholders' Equity                            $    52,045,000   $    25,696,000

Note-December 31, 2005 balances were derived from audited financial statements

                        SUPERCONDUCTOR TECHNOLOGIES INC.
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Unaudited)

                                                              Six Months Ended
                                                     ----------------------------------
                                                       July 2, 2005       July 1, 2006
                                                     ---------------    ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                             $    (7,583,000)   $   (25,885,000)
Adjustments to reconcile net loss to
 net cash used in operating activities:
Depreciation and amortization                              1,454,000          1,365,000
Non-cash restructuring and impairment charges                137,000         20,107,000
Warrants-Options                                               7,000            101,000
Provision for excess and obsolete inventories                180,000            180,000
Forgiveness of note receivable                               150,000                 --
Reserve for impairment of note and interest
 receivable from Stockholder                                      --             34,000
  Changes in assets and liabilities:
    Accounts receivable                                      422,000          1,076,000
    Inventory                                              2,836,000         (2,345,000)
    Prepaid expenses and other current assets                 36,000            213,000
    Patents, licenses and purchased technology               (43,000)          (101,000)
    Other assets                                             (34,000)           100,000
    Accounts payable, accrued expenses and
     other long-term liabilities                          (1,792,000)          (589,000)
    Net cash used in operating activities                 (4,230,000)        (5,744,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment                          (64,000)          (170,000)
    Net cash used in investing activities                    (64,000)          (170,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term borrowings                          662,000                 --
Payments on short-term borrowings                         (1,600,000)                --
Payments on long-term obligations                            (32,000)            (9,000)
Payment of common stock issuance costs                      (797,000)                --
    Net cash used in financing activities                 (1,767,000)            (9,000)

Net decrease in cash and cash equivalents                 (6,061,000)        (5,923,000)
Cash and cash equivalents at beginning
 of period                                                12,802,000         13,018,000
Cash and cash equivalents at end of period           $     6,741,000    $     7,095,000

                        SUPERCONDUCTOR TECHNOLOGIES INC.
                 RECONCILIATION OF NET LOSS TO NON-GAAP NET LOSS
                                   (Unaudited)

                                    Three Months Ended                     Six Months Ended
                            ----------------------------------    ----------------------------------
                                July 2,            July 1,            July 2,            July 1,
                                 2005               2006               2005               2006
                            ---------------    ---------------    ---------------    ---------------
Net loss as
 reported                        (2,046,000)       (22,659,000)        (7,583,000)       (25,885,000)

Plus goodwill
 impairment charge                                  20,107,000                            20,107,000

Non-GAAP net loss           $    (2,046,000)   $    (2,552,000)   $    (7,583,000)   $    (5,778,000)

SOURCE  Superconductor Technologies Inc.
    -0-                             08/10/2006
    /CONTACT: Investor Relations, Kirsten Chapman, invest@suptech.com, or Moriah Shilton, both of Lippert/Heilshorn & Associates, +1-415-433-3777, for Superconductor Technologies Inc./
    /Web site:  http://www.suptech.com /
    (SCON)